UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2009

DANKA BUSINESS SYSTEMS PLC

(Exact name of registrant as specified in its charter)

England & Wales	0-20828	98-0052869
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 2nd Avenue N.E.		Masters House
St. Petersburg, Florida 33701	and	107 Hammersmith Road London W14 0QH England

(Addresses of principal executive offices)

Registrant’s telephone number, including area code:

727-456-4460 in the United States

011-44-207-605-0150 in the United Kingdom

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 8.01 below is incorporated by reference into this Item 5.02. Concurrently with Danka Business Systems PLC’s (“Danka” or the “Company”) entry into a Members’ Voluntary Liquidation (the “MVL”) on February 19, 2009, each member of Danka’s board of directors – A.D. Frazier, Kevin C. Daly, David Downes, Jaime W. Ellertson, Christopher B. Harned, W. Andrew McKenna, Joseph E. Parzick, J. Ernest Riddle and Erik Vonk – resigned from his position as a director of Danka.

ITEM 8.01.	Other Events.

On February 19, 2009, the Company held an Extraordinary General Meeting, at which the Company’s shareholders voted to approve the Company’s entry into the MVL. As a result of such approval, the Company has now entered into the MVL and Jeremy Spratt and Finbarr O’Connell of KPMG LLP have been appointed joint liquidators for the purposes of the voluntary winding up of the Company.

Also on February 19, 2009, the Company issued a press release announcing Danka shareholder approval of the MVL. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Danka Business Systems PLC press release dated February 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2009	DANKA BUSINESS SYSTEMS PLC

	By:	/s/ Mary K. Priolo
	Name:	Mary K. Priolo
	Title:	Assistant Secretary and Principal Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Danka Business Systems PLC press release dated February 19, 2009